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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 10-KSB of CommerceFirst Bancorp, Inc. and in the Registration Statements on Form S-8 (Nos. 333-109138 and 333-119988) of our report, dated January 20, 2006, relating to the consolidated balance sheets of CommerceFirst Bancorp, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2005, 2004 and 2003.


/s/ Trice Geary & Myers LLC
March 9, 2006